UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008
DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD.	80112
ENGLEWOOD, COLORADO	(Zip Code)
(Address of principal executive offices)
(303) 723-1100
(Registrant’s telephone number, including area code)
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD.	80112
ENGLEWOOD, COLORADO	(Zip Code)
(Address of principal executive offices)
(303) 723-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 20, 2008, EchoStar DBS Corporation, a wholly owned subsidiary of DISH Network Corporation (NASDAQ: “DISH”), priced $750 million aggregate principal amount of seven-year, 7.75% senior notes. Interest on the notes, which will mature on May 31, 2015, will be paid on May 31 and November 30 of each year, commencing on November 30, 2008. The net proceeds of the offering are intended to be used for general corporate purposes.
     See Press Release, dated May 21, 2008, “DISH Network Places Upsized Offering of $750 Million in Senior Notes” attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit 99.1 Press Release “DISH Network Places Upsized Offering of $750 Million in Senior Notes” dated May 21, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION ECHOSTAR DBS CORPORATION
Date: May 21, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release “DISH Network Places Upsized Offering of $750 Million in Senior Notes” dated May 21, 2008